Exhibit 10.1
FORM OF
DIRECTOR’S RESTRICTED COMMON STOCK UNIT AWARD AGREEMENT

granted under the

HIGHPOINT RESOURCES CORPORATION 2012 EQUITY INCENTIVE PLAN

THIS RESTRICTED COMMON STOCK UNIT AWARD AGREEMENT (this “Agreement”), evidences the grant by HighPoint Resources Corporation (the “Company”) of an award of restricted Stock Units (the “Award”) to the Non-Employee Director listed as “Granted To” on Exhibit 1 (“Director”) on the “Grant Date” listed on Exhibit 1 (“Grant Date”) and the Director’s acceptance of the Award in accordance with the provisions of the HighPoint Resources Corporation (f/k/a Bill Barrett Corporation) 2012 Equity Incentive Plan (the “Plan”). Capitalized terms used herein but not defined herein shall have the meanings given such terms in the Plan. The Company and the undersigned Director agree as follows:

1.Award of Restricted Stock Units.

(a)Number of Restricted Stock Units. The number of units set forth on Exhibit A, each being equivalent to one common Share as provided in Section 2(ii) of the Plan (“Stock Units”), will be granted to the Director as of the Grant Date subject to the terms of the Plan and this Agreement. The number of Stock Units is subject to adjustment and modification as provided in the Plan. Accordingly, the total number of Stock Units granted pursuant to this Agreement means, at any relevant time, the number of Stock Units set forth herein, as such number shall then have been adjusted pursuant to the Plan.

(b)Grant of Stock Units. The Stock Units will be granted upon acceptance of this Agreement by the Director. In accordance with Section 10 of the Plan, the Stock Units, following lapse or waiver of forfeiture conditions and any other restrictions, shall be settled and payment to the Director shall be made at such time or times (unless otherwise further deferred, as hereinafter provided) in the form of cash, Shares or a combination of cash and Shares as determined by the Committee. Such determination may be made either at the Grant Date (in which event it shall be specified on Exhibit A), or at the time of vesting and settlement.

(c)Plan Incorporated. The Director acknowledges receipt of a copy of the Plan and agrees that this award of Stock Units is subject to the terms and conditions set forth in the Plan, including future amendments thereto, if any, which Plan is incorporated herein by reference as a part of this Agreement. Unless defined in this Agreement, capitalized terms shall be as defined in the Plan.

2.Vesting and Payment. The Director hereby accepts the Stock Units when granted and agrees with respect thereto as follows:

(a)Forfeiture Restrictions. The Stock Units may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of to the extent then subject to the Forfeiture Restrictions (as defined below). Any purported sale, assignment, pledge, exchange transfer or other disposition or encumbrance of the Stock Units in violation of this Agreement shall be null and void. Further, in the event of termination of the Director’s active service to the Company or a Subsidiary as a result of involuntary removal from the Board prior to the first anniversary of the Grant Date, and except as otherwise provided in the last sentence of subparagraph (b) of this Paragraph 2, the Director shall, for no consideration, forfeit all Stock Units to the extent then subject to the Forfeiture Restrictions. The prohibition against transfer and the obligation to forfeit Stock Units upon involuntary removal from the Board prior to the one-year anniversary of the Grant Date are herein referred to as “Forfeiture

Restrictions.” The Forfeiture Restrictions shall be binding upon and enforceable against any transferee of Stock Units.

(b)Lapse of Forfeiture Restrictions. The Forfeiture Restrictions shall lapse as to the Stock Units on the one-year anniversary of the Grant Date, as set forth on Exhibit A, provided that the Director has been in continuous active service to the Company from the Grant Date through the applicable lapse date. Notwithstanding the foregoing, the Forfeiture Restrictions shall lapse as to all of the Stock Units, which shall thereupon vest, on the earliest of (i) the occurrence of a Change in Control or (ii) the date the Director’s active service with the Company is terminated by reason of death or Disability or retirement from the Board or any other separation from service with the Company except involuntary removal. In the event the Director’s service is terminated involuntarily, the Committee or its delegate, as appropriate, may, in the Committee’s or such delegate’s sole discretion, approve the lapse of Forfeiture Restrictions as to any or all Stock Units still subject to such restrictions, such lapse to be effective on the date of such approval or the Director’s termination date, if later.

(c)Payment. If the Stock Units are to be settled in the form of Shares, a certificate evidencing the Shares underlying each vested Stock Unit shall be issued by the Company in the Director’s name on the date the Forfeiture Restrictions lapse, or as soon as administratively practicable thereafter and within the same calendar year. Until the Shares are issued to the Director, the Director shall have no voting rights and no right to receive dividends or dividend equivalents with respect to the Shares. Notwithstanding any provision of this Agreement to the contrary, the issuance or delivery of any Shares may be postponed for such period as may be required to comply with applicable requirements of any national securities exchange or any requirements under any law or regulation applicable to the issuance or delivery of such Shares. The Company shall not be obligated to issue or deliver any Shares if the issuance or delivery thereof constitutes a violation of any provision of any law or of any regulation of any governmental authority or any national securities exchange on which the Shares are listed. If the Stock Units are to be settled in whole or in part in the form of cash, the amount of cash shall be determined based on the Fair Market Value of the Shares represented by the Stock Units as of the date the Forfeiture Conditions lapse, with such amount paid to the Director within 30 days of that date, unless otherwise deferred as hereinafter provided. Notwithstanding the foregoing, if the Stock Units vest as a result of the occurrence of a Change in Control under circumstances where such occurrence would not qualify as a permissible date of distribution under Section 409A(a)(2)(A) of the Code, and the regulations thereunder, the Director shall be entitled to receive the corresponding Shares or cash from the Company on the date that the Forfeiture Restrictions would have lapsed absent the occurrence of the Change in Control.

(d)Deferral of Payment. Elections to defer receipt of the Shares or cash, as applicable, beyond the date of settlement and payment provided herein may be permitted in the discretion of the Committee pursuant to procedures established by the Company in compliance with the requirements of Section 409A of the Code. Such procedures shall require that any election by a Director to further defer the receipt of the Shares or cash represented by this Award beyond the payment date provided herein (i) must be made no later than December 31 of the year prior to the calendar year in which the Grant Date occurs and prior to the 12 month period for which the Stock Units are to be earned, and (ii) must defer the payment to the earlier of a fixed future date or the Director’s “separation from service” as defined in Treas. Reg. Section 1.409A-1(h). In the event a Director elects to defer payment, the Shares, or cash equal to the Fair Market Value of the Shares represented by the Stock Unit as of the deferred payment date, shall be paid to the Director within no more than 90 days after the deferred payment date, with the Company determining, within its sole discretion, within which taxable year the payment occurs if such 90-day period spans more than one calendar year.

3.Status of Common Shares. The Director agrees that the Shares will not be sold or otherwise disposed of in any manner that would constitute a violation of any applicable federal or state securities laws. The Director also agrees (i) that the certificates representing the Shares may bear such legend or legends as the Company deems appropriate in order to assure compliance with applicable securities laws or Company policies, (ii) that the Company may refuse to register the transfer of Shares on the stock transfer records of the Company if such proposed transfer would, in the opinion of counsel satisfactory to the Company, constitute a violation of any applicable securities law, and (iii) that the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the Shares.

4.Service Relationship. For purposes of this Agreement, the Director shall be considered to be in the active service of the Company as long as the Director remains a Board member of the Company, any successor corporation or a parent or subsidiary corporation (as defined in Section 424 of the Code) of the Company or any successor corporation. Any question as to whether and when there has been a termination of such service, and the cause of such termination, shall be determined by the Committee, or its delegate, as appropriate, and its determination shall be final and binding on all parties. Notwithstanding the foregoing, the Director shall be considered to no longer be in the active service of the Company as of the date the Director has a “separation from service” as defined in Treas. Reg. Section 1.409A-1(h).

5.Committee’s Powers. No provision contained in this Agreement shall in any way terminate, modify or alter, or be construed or interpreted as terminating, modifying or altering any of the powers, rights or authority vested in the Committee or, to the extent delegated, in its delegate pursuant to the terms of the Plan or resolutions adopted in furtherance of the Plan, including, without limitation, the right to make certain determinations and elections with respect to the Stock Units.

6.Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under the Director.

7.Amendment. The Director and the Company may amend this Agreement in writing to the extent permitted under the terms of the Plan.

8.Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware. This Agreement is intended to comply with Section 409A of the Code or an exemption thereunder and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under Section 409A of the Code. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A of the Code and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Director on account of non-compliance with Section 409A of the Code.

9.Execution. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and same instrument.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by a duly authorized officer, and Director has executed this Agreement, all as of the Grant Date set forth on Exhibit A hereto.

DIRECTOR:	COMPANY:
HIGHPOINT RESOURCES CORPORATION

By:	By:
Name:

EXHIBIT A

Director Name:

Grant Date:

Restricted Stock Units Granted:

Forfeiture Restriction Lapse Schedule:

Vesting Date	Percentage or Number of Stock Units as to which Forfeiture Restrictions Lapse

Form of Settlement:
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